Exhibit 3.217

ARTICLES OF INCORPORATION – FOR PROFIT

DSCB;15-1306/2102/2303/2702/2903/7102a(Rev 90)

Indicate type of domestic corporation (check one):

☒ Business-stock (15 Pa.C.S. § 1308)	☐ Management (15 Pa.C.S. § 2702)

☐ Business-nonstock (15 Pa.C.S. § 3102)	☐ Professional (15 Pa.C.S. § 2903)

☐ Business-statutory close (15 Pa.C.S. § 2303)	☐ Cooperative (15 Pa.C.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.	The name of the corporation is My Assistant, Inc.

2.	The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)
	Number and Street	City	State	Zip

(b)	c/o: C T CORPORATION SYSTEM			Philadelphia
	Name of Commercial Registered Office Provider			County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 or 11 sheet)

5.	The name and address, including street and number, if any, of each incorporator is:

Name	Address
Lilly Dorsa	1101 Market Street, Phila., PA 19107

6.	The specified effective date, if any, is

Month             day             year             hour if any

7.	Any additional provisions of the articles, if any, attach an 8 ½ x 11 sheet.

8.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of the shares of any class that would correlate a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. of the seq.).

9.	Cooperative corporations only: (Complete and strike out inapplicable term), The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 28th day of September, 1992.

/s/ Lilly Dorsa
(Signature)	(Signature)
Lilly Dorsa, Incorporator